            As filed with the Securities and Exchange Commission on May 20, 1998
                                                         Registration No. ______


                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                                 ---------------

                              IN FOCUS SYSTEMS, INC
             (Exact name of registrant as specified in its charter)

             OREGON                                       93-0932102
(State or other jurisdiction of                        (I.R.S. Employer
     Identification No.)                        Incorporation or organization)

                           27700B S.W. PARKWAY AVENUE
                            WILSONVILLE, OREGON 97070
               (Address of Principal Executive Offices) (Zip Code)
                                 ---------------

                IN FOCUS SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN
                              (Full Title of Plan)
                                 ---------------

                                MICHAEL D. YONKER
         VICE PRESIDENT, INFORMATION SERVICES, CHIEF FINANCIAL OFFICER,
                             SECRETARY AND TREASURER
                             IN FOCUS SYSTEMS, INC.
                           27700B S.W. PARKWAY AVENUE
                            WILSONVILLE, OREGON 97070
                                 (503) 685-8888
      (Name, Address and Telephone Number of Agent for Service of Process)

                                 ---------------

If any of the securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                               Proposed          Maximum
       Title of                                 Maximum          Aggregate
   Securities to be        Amount to be      Offering Price      Offering         Amount of
      Registered            Registered*        Per Share**        Price**            Fee
   ----------------        ------------      --------------      ---------        ---------
     Common Stock           1,500,000           $ 9.3125        $13,968,750        $4,121
============================================================================================

* The In Focus Systems, Inc., 1998 Stock Incentive Plan (the "1998 Plan") authorizes the issuance of a maximum of 1,500,000 shares of the common stock of In Focus Systems, Inc. (the "Company") pursuant to the terms and conditions thereof, all of which shares are being registered hereunder. There are also registered, pursuant to Rule 416, such additional indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the 1998 Plan.

** Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Company's common stock as listed on the NASDAQ National Market System on May 14, 1998 (which were $9.4375 and $9.1875 respectively).

                                     PART I

                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Company has filed all of the following documents with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of which is incorporated by reference in this Registration Statement:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Annual Report");

        2. Those portions of the Company's Proxy Statement on Schedule 14A, dated March 9, 1998, that have been incorporated by reference in the 1997 Annual Report;

        3. All reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 1997; and

        4. The description of the Company's Common Stock contained in the Company's Form 8-A filed on November 13, 1990, under Section 12(g) of the Exchange Act with the Company's Registration Statement on Form S-1 (Reg. No. 33-36460), including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment, which indicates that the Shares offered hereby have been sold or which deregister the Shares covered hereby then remaining unsold, shall also be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article VI of the Company's 1990 Restated Articles of Incorporation ("Article VI") and Section 10 of the Company's 1997 Restated Bylaws ("Section 10") require the Company to indemnify its officers and directors to the fullest extent authorized by the Oregon Business Corporation Act ("the Act"). The effect of these provisions is summarized below but such summary is qualified in its entirety by reference to the Act, Article VI and Section 10.

        The Company must indemnify its directors and officers with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, other than an action by or in the right of the Company (a "Proceeding"), against all expenses, liabilities, and losses reasonably incurred (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), if: (i) the indemnitee's conduct was in good faith; (ii) the indemnitee reasonably believed that his conduct was in the Company's best interests, or at least not opposed to its best interests; and (iii) with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or director in connection with a Proceeding in which such person is adjudged liable to the Company or in which such person is adjudged liable on the basis of having improperly received a personal benefit, unless a court permits indemnification based upon a finding that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        The Company must also indemnify its officers and directors in connection with a Proceeding by or in the right of the Company against all expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the Company's best interests. The Company may not indemnify an officer or director in connection with any such Proceeding if such person is adjudged liable to the Company or if such person is adjudged liable on the basis that he improperly received a personal benefit, unless a court permits indemnification based upon a finding that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that an officer or director did not meet the standard of conduct described above. If wholly successful on the merits of a Proceeding, an officer or director is entitled to indemnification as a matter of right. Because the limits of indemnification under Oregon law are not clearly defined, Article VI and Section 10 may provide for indemnification broader than that described herein.

        Section 10 provides that all indemnification rights described therein shall be deemed to be contractual rights and shall be effective to the same extent as, and as if provided for, in contracts between the Company and its individual directors and officers. Section 10 further provides that, if requested in writing, the Company shall pay the expenses incurred by any officer or director in connection with any Proceeding in advance of its final disposition, provided that such person furnishes the Company with: (i) a written affirmation of his good faith belief that he is entitled to indemnification; and
(ii) a written undertaking to repay advanced amounts to the extent that a court determines that he is not entitled to indemnification. Section 10 explicitly authorizes any person claiming a right to indemnification to sue the Company for payment, and the Company will have the burden of proving that the claimant failed to meet the standards of conduct making indemnification permissible. If the person claiming a right indemnification is successful in whole or in part in such a suit (or in a suit brought by the Company to recover an advancement of expenses), the person claiming such right to indemnification shall also be entitled to be paid the expense of prosecuting (or defending) such a suit.

        Section 10 also provides that the Company may maintain insurance to protect itself and its directors, officers, employees or agents against any expense, liability or loss whether or not the Company has the power to indemnify such person against such expense, liability or loss under Oregon law. The Company currently has liability insurance to indemnify its directors and officers against expense, liability or loss arising from claims by reason of their acts or omissions as directors and officers.

        The rights of indemnification described above are not exclusive of any other indemnification rights to which the persons indemnified may be entitled under any agreement, statute, vote of shareholders, action of directors or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed herewith:

No.            Description
---            -----------

4.1            In Focus Systems, Inc. 1998 Stock Incentive Plan.

4.1.1 Form of Incentive Stock Option Agreement under the In Focus Systems, Inc. 1998 Stock Incentive Plan

4.1.2 Form of Nonstatutory Stock Option Agreement under the In Focus Systems, Inc. 1998 Stock Incentive Plan.

4.1.3 Form of Executive Stock Option Agreement under the In Focus Systems, Inc. 1998 Stock Incentive Plan.

4.1.4 Form of Executive Nonstatutory Stock option Agreement under the In Focus Systems, Inc. 1998 Stock Incentive Plan.

4.1.5 Form of Restricted Stock Agreement under the In Focus Systems, Inc. 1998 Stock Incentive Plan.

5              Opinion of Counsel.

23.1           Consent of Certified Independent Public Accountants.

23.2 Consent of Counsel (included in opinion of counsel filed as Exhibit 5 herewith).

24.1           Power of Attorney for Peter D. Behrendt.

24.2           Power of Attorney for Michael R. Hallman.

24.3           Power of Attorney for Nobuo Mii.

ITEM 9. UNDERTAKINGS.

        A.     The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

               (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

        B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon on May 20, 1998.

Registrant:    IN FOCUS SYSTEMS, INC.


               By: /s/ John V. Harker
                   ----------------------------------------
                      John V. Harker
                      Chairman of the Board, President and
                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

By:  /s/ John V. Harker                                      Date: May 20, 1998
     --------------------------------------
     John V. Harker
     Chairman of the Board, President and
     Chief Executive Officer

Principal Financial Officer:

By:  /s/ Michael D. Yonker                                Date: May 20, 1998
     ---------------------------------
     Michael D. Yonker
     Vice President, Information Services,
     Chief Financial Officer, Treasurer, and
     Secretary

Majority of the Board of Directors:

/s/ John V. Harker                                        Date: May 20, 1998
------------------------------------
John V. Harker, Director

/s/ Peter D. Behrendt *                                   Date: May 20, 1998
------------------------------------
Peter D. Behrendt, Director

/s/ Michael R. Hallman *                                  Date: May 20, 1998
------------------------------------
Michael R. Hallman, Director

/s/ Nobuo Mii *                                           Date: May 20, 1998
------------------------------------
 Nobuo Mii, Director

* By    /s/ Michael D. Yonker                             Date: May 20, 1998
     -------------------------------
        Michael D. Yonker
        Attorney-In-Fact

                                  EXHIBIT INDEX

  Exhibit No.    Description                                                             Page
  -----------    -----------                                                             ----
      4.1        In Focus Systems, Inc. 1998 Stock Incentive Plan.                       II-1

     4.1.1       Form of Incentive Stock Option Agreement under the In Focus            II-10
                 Systems, Inc. 1998 Stock Incentive Plan.

     4.1.2       Form of Nonstatutory Stock Option Agreement under the In Focus         II-13
                 Systems, Inc. 1998 Stock Incentive Plan.

     4.1.3       Form of Executive Stock Option Agreement under the In Focus            II-16
                 Systems, Inc. 1998 Stock Incentive Plan.

     4.1.4       Form of Executive Nonstatutory Stock Option Agreement under the In     II-20
                 Focus Systems, Inc. 1998 Stock Incentive Plan.

     4.1.5       Form of Restricted Stock Agreement under the In Focus Systems, Inc.    II-24
                 1998 Stock Incentive Plan.

       5         Opinion of Counsel                                                     II-27

     23.1        Consent of Independent Certified Public Accountants.                   II-28

     23.2        Consent of Counsel (included in opinion of counsel filed as Exhibit     ---
                 5 herewith).

     24.1        Power of Attorney of Peter D. Behrendt                                 II-29

     24.2        Power of Attorney of Michael R. Hallman                                II-30

     24.3        Power of Attorney of Nobuo Mii                                         II-31